ALLIANCE HEALTH CARE FUND, INC
EXHIBIT 77Q1 (a)




Articles of Incorporation:    Incorporated by reference to Exhibit (a) (1) to
the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on May 6, 1999.

Articles of Amendment and Restatement, dated June 25, 1999 - Incorporated by reference to Exhibit (a) (2) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on July 9, 1999.

By-Laws of the registrant - Incorporated by reference to Exhibit (b) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on form N-1A, filed with the Securities and Exchange Commission on July 9, 1999.